SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             September 29, 2004

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405/1425 Route 206 South Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 29, 2004, Dendrite International, Inc. (the “Company”) entered into a Master Lease Agreement and a Master Lease Agreement Addendum (collectively, “Agreement”) with BNY Leasing Edge Corporation (“BNY”).  The Agreement is for a three year term.  Under the Agreement the Company leases furniture, fixtures and equipment from BNY for use in connection with the Company’s relocation to its new corporate headquarters facility.

The total payment obligation currently incurred by the Company under the Agreement is $3,879,339.  The Company currently is obliged to pay to BNY the sum of $107,759 per month for 36 months.  Certain of the Equipment being leased by the Company under the Agreement was sold to BNY for the sum of $1,111,140.

The amount of the lease payments may be adjusted proportionately upward or downward if the actual total cost of the Equipment on the applicable Lease exceeds or is less than the estimate and the Company authorizes BNY to adjust the lease payments by up to fifteen percent in that event.  The Company may lease additional Equipment under the lease up to a total lease obligation over the term of the lease of $6,500,000.

The Agreement includes various obligations and covenants to be satisfied by the Company throughout the lease term, including a leverage ratio, an interest coverage ratio, a net worth ratio, a fixed charge coverage ratio and a minimum EBIT covenant.

The lease payments may be accelerated if an Event of Default occurs during the term of the Agreement.  Provided no Event of Default has occurred and remain uncured, upon expiration of the Agreement, the Company has the option to extend the lease term at the then fair market rent or to purchase the Equipment for $1.00.

Capitalized terms not defined herein are defined in the Agreement. The foregoing summary is subject in all respects to the actual terms of such Agreement, a copy of which is attached as Exhibit 10.39 to this Form 8-K.

BNY participates as a lender (of up to the second $15,000,000) under the Company’s line of credit facility with JPMorgan Bank and other financial institutions, dated as of June 16, 2003, as amended on September 29, 2004.  No amounts were outstanding under this facility as of October 5, 2004.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.39

Master Lease Agreement and Master Lease Agreement Addendum each dated as of September 20, 2004, as executed on September 29, 2004, between Dendrite International, Inc. and BNY Leasing Edge Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: October 5, 2004	By:	KATHLEEN E. DONOVAN
	Name:	Kathleen E. Donovan
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.39

Master Lease Agreement and Master Lease Agreement Addendum each dated as of September 20, 2004, as executed on September 29, 2004, between Dendrite International, Inc. and BNY Leasing Edge Corporation.